SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 15, 2002

DENDRITE INTERNATIONAL, INC.

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(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

        Application of Emerging Issues Task Force (“EITF”) Issue No. 01-14.

        In November 2001, the Financial Accounting Standards Board issued Emerging Issues Task Force Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred” (“EITF 01-14”). EITF 01-14 requires that in cases where the contractor acts as a principal, reimbursements received for out-of-pocket expenses incurred are to be characterized as revenue and the associated costs are to be included as cost of services in the income statement. The Company applied EITF 01-14 for the quarter ended March 31, 2002 and, as required, also reclassified comparative financial information for the quarter ended March 31, 2001. The implementation of EITF 01-14 resulted only in the gross up of revenues and expenses and had no impact upon earnings.

        The application of EITF 01-14 for the quarter ended March 31, 2002 and the reclassification for the quarter ended March 31, 2001 are fully reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

        The reclassification for the quarter ended March 31, 2001 to conform to EITF 01-14 resulted in an increase of $933,000 both in revenues, from $51,879,000 to $52,812,000, and in cost of services, from $27,129,000 to $28,062,000. The Company’s first quarter financial release on April 30, 2002 disclosed an 11% increase in revenue for the quarter ended March 31, 2002 (which included the additional revenue and costs pursuant to EITF 01-14) compared with the quarter ended March 31, 2001 (which excluded the additional revenue and costs prior to the required implementation of EITF 01-14). After including the impact of the adoption of EITF 01-14 for the quarter ended March 31, 2001, this increase in revenues was 9%. The reclassification for the quarter ended March 31, 2001 also impacted the results previously reported in the Company’s first quarter financial release in comparison to the quarter ended March 31, 2002 as follows: gross margin for the three months ended March 31, 2001 was 46.9%; selling, general and administrative expenses as a percentage of revenue was 38.7% for the three months ended March 31, 2001; and research and development expense as a percentage of revenue was 5.4% for the three months ended March 31, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2002	DENDRITE INTERNATIONAL, INC. By: /s/ Luke M. Beshar —————————————— Name: Luke M. Beshar Title: Senior Vice President and Chief Financial Officer